SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

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                            WESTERN RESOURCES, INC.
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                (Name of Registrant as Specified In Its Charter)

                            WESTERN RESOURCES, INC.
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                   (Name of Person(s) Filing Proxy Statement)

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     The following press release was issued on or about June 10, 1998:

     MEETINGS SET FOR SHAREOWNER VOTE

        TOPEKA, Kansas, and KANSAS CITY, Missouri, June 9, 1998 -- Western Resources (NYSE:WR) and Kansas City Power & Light Company (NYSE:KLT) today announced that shareowner meetings to approve the merger agreement are scheduled for July 30.

        Proxy information is expected to be mailed to shareowners of both companies within the next few days. The meetings will be at 10 a.m. at Bradbury Thompson Alumni Center, Washburn University, Topeka, for Western Resources shareowners and at 10 a.m. at the Gem Theater, 18th & Vine, Kansas City, Missouri, for KCPL shareowners.

        Under the agreement, the new company -- Westar Energy -- will be created from the KGE and KPL electric operations of Western Resources and the electric operations of KCPL. Each KCPL shareowner will receive $23.50 worth of Western Resources common stock, based on yesterday's closing price for Western Resources and subject to a collar mechanism. Each KCPL shareowner also will receive one share of Westar Energy common stock, for each share of KCPL common stock owned. The companies estimate that each share of Westar Energy common stock will have an approximate value of between $10 and $12 per share.*

        Approval of the transaction requires a majority (50% ) of Western Resources common shares outstanding and 2/3rds of all outstanding KCPL shares. Shareowners of record as of June 11 will be eligible to vote.

        The merger will create a company with more than one million electric customers in Kansas and Missouri, $8.2 billion in assets and more than 8,000 megawatts of electric generation resources.

        The boards of directors of Western Resources and KCPL approved the restructured merger of the two companies in March.

        The companies also expect to file their regulatory applications with the Kansas Corporation Commission (KCC) and the Missouri Public Service Commission (MPSC) within the next few weeks. In addition to the approval of the KCC and the MPSC, the merger is conditioned upon the approvals of the Federal Energy Regulatory Commission, the Nuclear Regulatory Commission, and other governmental agencies.

        Western Resources (NYSE:WR) is a consumer services company with interests in monitored security and energy. The company has total assets of more than $7 billion, including security company holdings through ownership of Protection One (NASDAQ:ALRM), which has more than 1 million security customers in 48 states. Its utilities, KPL and KGE, provide electric service to approximately 614,000 customers in Kansas. Through its ownership in ONEOK Inc. (NYSE:OKE), a Tulsa-based natural gas company, Western Resources has a 45 percent interest in the eighth largest natural gas distribution company in the nation, serving more than 1 million customers. Through its other subsidiaries, Westar Capital and The Wing Group, the company participates in energy-related investments in the continental United States and offshore.

        For more information about Western Resources and its operating companies, visit us on the Internet at http://www.wstnres.com.

        Kansas City Power & Light Company (NYSE:KLT) provides electric power to a growing and diversified service territory encompassing metropolitan Kansas City, parts of eastern Kansas and western Missouri. KCPL is a low-cost producer and leader in fuel procurement and plant technology. KLT Inc., a wholly owned subsidiary of KCPL, pursues opportunities in nonregulated, primarily energy-related ventures.

        For more information about KCPL, visit http://www.kcpl.com.

        *There can be no assurance as to the actual price at which Westar Energy common stock will trade once listed on the NYSE.

        Forward-Looking Statements: Certain matters discussed in this news release are "forward-looking statements." The Private Securities Litigation Reform Act of 1995 has established that these statements qualify for safe harbors from liability. Forward-looking statements may include words like we "believe", "anticipate," "expect" or words of similar meaning. Forward-looking statements describe our future plans, objectives, expectations, or goals. Such statements address future events and conditions concerning capital expenditures, earnings, litigation, rate and other regulatory matters, possible corporate restructurings, mergers, acquisitions, dispositions, liquidity and capital resources, interest and dividend rates, environmental matters, changing weather, nuclear operations, and accounting matters. What happens in each case could vary materially from what we expect because of such things as electric utility deregulation, including ongoing state and federal activities; future economic conditions; legislative developments; our regulatory and competitive markets; and other circumstances affecting anticipated operations, revenues and costs.



     The following employee update was issued on or about June 10, 1998:

                        MEETINGS SET FOR SHAREOWNER VOTE

        Western Resources (NYSE:WR) and Kansas City Power & Light Company (NYSE:KLT) today announced that shareowner meetings to approve the merger agreement are scheduled for July 30.

        Proxy information is expected to be mailed to shareowners of both companies within the next few days. The meetings will be at 10:00 a.m. at Bradbury Thompson Alumni Center, Washburn University, Topeka, for Western Resources shareowners and at 10:00 a.m. at the Gem Theater, 18th & Vine, Kansas City, Missouri, for KCPL shareowners.

        Under the agreement, the new company -- Westar Energy -- will be created from the KGE and KPL electric operations of Western Resources and the electric operations of KCPL. Each KCPL shareowner will receive $23.50 worth of Western Resources common stock, based on yesterday's closing price for Western Resources and subject to a collar mechanism. Each KCPL shareowner also will receive one share of Westar Energy common stock, for each share of KCPL common stock owned. The companies estimate that each share of Westar Energy common stock will have an approximate value of between $10 and $12 per share.*

        Approval of the transaction requires a majority (50% ) of Western Resources common shares outstanding and 2/3rds of all outstanding KCPL shares. Shareowners of record as of June 11 will be eligible to vote.

        The merger will create a company with more than one million electric customers in Kansas and Missouri, $8.2 billion in assets and more than 8,000 megawatts of electric generation resources.

        The boards of directors of Western Resources and KCPL approved the restructured merger of the two companies in March.

        The companies also expect to file their regulatory applications with the Kansas Corporation Commission (KCC) and the Missouri Public Service Commission (MPSC) within the next few weeks. In addition to the approval of the KCC and the MPSC, the merger is conditioned upon the approvals of the Federal Energy Regulatory Commission, the Nuclear Regulatory Commission, and other governmental agencies.

        *There can be no assurance as to the actual price at which Westar Energy common stock will trade once listed on the NYSE.

        Forward-Looking Statements: Certain matters discussed in this Employee Update are "forward-looking statements." The Private Securities Litigation Reform Act of 1995 has established that these statements qualify for safe harbors from liability. Forward-looking statements may include words like we "believe", "anticipate," "expect" or words of similar meaning. Forward-looking statements describe our future plans, objectives, expectations, or goals. Such statements address future events and conditions concerning capital expenditures, earnings, litigation, rate and other regulatory matters, possible corporate restructurings, mergers, acquisitions, dispositions, liquidity and capital resources, interest and dividend rates, environmental matters, changing weather, nuclear operations, and accounting matters. What happens in each case could vary materially from what we expect because of such things as electric utility deregulation, including ongoing state and federal activities; future economic conditions; legislative developments; our regulatory and competitive markets; and other circumstances affecting anticipated operations, revenues and costs.